Dear Valued Client:

Thank you for your continued business with Federated. We value the confidence you have placed in our products and services and appreciate your business.

This letter is to inform you of an upcoming proxy being sent to your clients who invest in the funds listed* below. The issue being proposed is the election of five Trustees to the Trust, each to hold office for the term indicated in the proxy statement.

The shareholder meeting will be held on March 18, 2008.

As you know, the Financial Industry Regulatory Authority (FINRA) permits discretionary broker voting in uncontested director elections for investment companies; therefore, you may vote this proxy on behalf of the shareholder.

To vote the proxy, please use either the telephone number or website shown on the ballot. In addition, you may complete the proxy via mail by recording the vote and returning the signed proxy in the enclosed postage paid envelope.

The proxy information is available on FederatedInvestors.com. To view the proxy information, select the Customer Service link. Under Other Resources, select the Proxy Statements - Frequently Asked Questions and Current Information link. You may also contact your dedicated Client Service Team at 1-800-341-7400.

Thank you for your assistance in completing this proxy.

TIME IS OF THE ESSENCE... VOTING ONLY TAKES A FEW MINUTES.

YOUR PARTICIPATION IS IMPORTANT!


FUND LIST*:
Alabama Municipal Cash Trust            Maryland Municipal Cash Trust
Arizona Municipal Cash Trust            Massachusetts Municipal Cash Trust
Automated Cash Management Trust         Michigan Municipal Cash Trust
Automated Government Cash Reserves      Minnesota Municipal Cash Trust
Automated Government Money Trust        Money Market Management
California Municipal Cash Trust         Municipal Obligations Fund
Connecticut Municipal Cash Trust        New Jersey Municipal Cash Trust
Federated Capital Reserves Fund         New York Municipal Cash Trust
Federated Government Reserves Fund      North Carolina Municipal Cash Trust
Federated Intermediate Municipal Trust  Ohio Municipal Cash Trust
Federated Master Trust                  Pennsylvania Municipal Cash Trust
Federated Municipal Trust               Prime Cash Obligations Fund
Federated Short-Intermediate            Prime Management Obligations Fund
    Duration Municipal Trust            Prime Obligations Fund
Federated Short-Term U.S.               Prime Value Obligations Fund
    Government Trust                    Tax-Free Instruments Trust
Federated Tax-Free Trust                Tax-Free Obligations Fund
Florida Municipal Cash Trust            Treasury Obligations Fund
Georgia Municipal Cash Trust            Trust For U.S. Treasury Obligations
Government Obligations Fund             U.S. Treasury Cash Reserves
Government Obligations Tax-Managed Fund Virginia Municipal Cash Trust Liberty U.S. Government Money Market Trust
Liquid Cash Trust